Exhibit 32.1

Certification of Periodic Financial Report

Pursuant to 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of The Female Health Company (the "Company") certifies that the Quarterly Report on Form 10-Q of the Company for the quarter ended December 31, 2015 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and information contained in that Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  February 2, 2016/s/ O.B. Parrish

O.B. Parrish

Chief Executive Officer

Dated:  February 2, 2016/s/ Michele Greco

Michele Greco

Chief Financial Officer

This certification is made solely for purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.